Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to reference in this Registration Statement on Form S-1 for United States Commodity Index Funds Trust (“USCIFT”) to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

June 16, 2016